Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports 2nd Quarter 2010 Results

SUSSEX, WI, August 10, 2010 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported results for its second quarter ending June 30, 2010.  The Company completed its acquisition of World Color Press Inc. (“Worldcolor”) on July 2, 2010; accordingly, the second quarter results for pre-acquisition Quad/Graphics will be shown as “on a stand-alone basis as reported” and the results for the combined company will be presented as “Pro Forma” as if the acquisition had taken place on January 1, 2009.

•                  Second Quarter 2010 Pro Forma Adjusted EBITDA of $148.3 million compared to $116.6 million in second quarter 2009

•                  Second Quarter 2010 Pro Forma Adjusted EBITDA margin improved to 13.8% from 10.6% in second quarter 2009

•                  Second Quarter 2010 Pro Forma Net Sales of $1.08 billion compared to $1.1 billion in second quarter 2009

“We successfully completed the Worldcolor acquisition and the transition to a public company, which were both very complex transactions,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics.  “Following the closing of the acquisition on July 2, we immediately began the integration process. We have hit the ground running and believe we are on target with our plan to achieve the previously announced $225 million in synergies within 24 months of closing and our team is properly incentivized to achieve more. Already we have made significant progress in consolidating and streamlining our processes and corporate services. Last week we announced the closing of four plants and accelerated the timeline of another. This is a key first step in creating what we believe to be one of the most efficient platforms in the industry, which we expect will create tremendous cash flows and value for our shareholders.”

“Pro Forma and as reported results in the second quarter were as expected,” said John Fowler, Executive VP & CFO of Quad/Graphics.  “Worldcolor continued to reduce its cost structure in anticipation of the corporate level support and shared services the acquisition would provide.  Quad/Graphics invested in the additional labor in the United States required to ensure its operations and infrastructure were ready for the integration immediately after closing.  We did this with the knowledge that we were maintaining a higher administrative and manufacturing cost base than we would normally have done for the revenue run rate during the quarter.  Even with this higher cost base, we still achieved a 27% improvement in Pro Forma Adjusted EBITDA on essentially flat net sales, compared to the second quarter of 2009.”

Three Months

For the three months ended June 30, 2010, Pro Forma net sales were $1.08 billion compared to $1.1 billion in the second quarter of 2009. Pro Forma Adjusted EBITDA and Adjusted EBITDA margin were $148.3 million and 13.8% compared to $116.6 million and 10.6% in the same period in 2009. On a stand-alone basis, as reported net sales for the second quarter of 2010 were $394.3 million compared to $388.8 million in the same period of 2009. On a stand-alone basis, Adjusted EBITDA and Adjusted EBITDA margin were $57.3 million and 14.5% compared to $60.6 million and 15.6% in the second quarter of 2009.

On a stand-alone basis, as reported net loss attributable to common shareholders in the first three months was $35.7 million, or ($1.27) per share, versus a loss of $7.2 million or ($0.25) per share in the same period in 2009.   The results for the second quarter of 2010 include $31.3 million in total charges primarily consisting of $25.6 million for restructuring and impairment charges (of which $24.4 million is non-cash) associated with the previously announced consolidation plan at the Company’s Poland operations and $4.9 million in transaction-related costs associated with the Worldcolor acquisition and the recently completed public company registration process.  Excluding the effects of restructuring, impairment, and transaction-related charges in both years, the net loss would have been $4.6 million or ($0.16) per share in the first three months of 2010 versus a net loss of $4.7 million or ($0.17) per share in the same period last year.

Year-to-Date

For the six months ended June 30, 2010, Pro Forma net sales were $2.17 billion compared to $2.27 billion in the first half of 2009. Pro Forma Adjusted EBITDA and Adjusted EBITDA margin were $288.5 million and 13.3% compared to $220.3 million and 9.7% in the same period in 2009. On a stand-alone basis, as reported net sales in the first six months of 2010 were $797.9 million compared to $804.3 million in the same period of 2009. On a stand-alone basis, Adjusted EBITDA and Adjusted EBITDA margin were $119.6 million and 15.0% compared to $128.4 million and 16.0% in the first half of 2009.

On a stand-alone basis, as reported net loss attributable to common shareholders in the first six months was $44.2 million, or ($1.57) per share, versus a net loss of $11.7 million or ($0.41) per share in the same period of 2009.   The results for the first six months of 2010 include $37.6 million in total charges primarily consisting of $25.6 million in restructuring and impairment charges associated with the Poland consolidation and $11.1 million in transaction-related costs.  Excluding the effects of restructuring, impairment and transaction-related charges in both years, the net loss would have been $6.8 million or ($0.24) per share in the first six months of 2010 versus a loss of $3.1 million or ($0.11) per share in the same period last year.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because both are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

Quad/Graphics will hold an earnings conference call at 10 a.m. ET on August 11, 2010, to discuss second quarter results, both GAAP as reported and pro forma including its recent acquisition of Worldcolor. After the financial review, there will be a slide presentation providing an overview of the company and the strategic benefits of the acquisition. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics’ website at http://investors.qg.com.

The conference call can be accessed by phone:

•                  Dial in the Conference Access Number: (866) 206-0240 or (646) 216-7221

•                  Enter the Participant PIN Code: 405836#

•                  At the prompt, record the required details: Full Name and Company Name

The audio portion of the call and the slide presentation will be webcast live. A link to the webcast can be accessed on the investor section of the Quad/Graphics website:

http://investors.qg.com/phoenix.zhtml?c=231687&p=irol-irhome or at:

http://event.onlineseminarsolutions.com/r.htm?e=229830&s=1&k=1C2420336FC84875B51416658531C8B8

Prior to the call please ensure that you have the appropriate software. The web address listed above has instructions and a direct link to download the necessary software, free of charge.

The replay will be available via phone and the internet.  The phone replay is available using the following information:

Dial in number:  1-866-206-0173 or 1-646-216-7204

Pin code:  255619#

The internet replay will be available after the call using the following link:

http://event.onlineseminarsolutions.com/r.htm?e=229830&s=1&k=1C2420336FC84875B51416658531C8B8

Registration is required for the replay.

Forward-looking statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe” or “continue” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics.  These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements.  Among such risks, uncertainties and other factors that may impact Quad/Graphics are:  unexpected costs or liabilities related to the recently completed acquisition of World Color Press Inc., including the effects of purchase accounting that may be different from Quad/Graphics’ expectations;  Quad/Graphics may be unable to achieve the estimated potential synergies expected from the acquisition or it may take longer or cost more than expected to achieve those synergies; failure to successfully integrate the operations of Quad/Graphics and World Color Press; changes in industry conditions, such as the competitive environment for companies in the printing industry; regulatory and litigation matters and risks; legislative developments or changes in laws; changes in macroeconomic conditions in the countries where Quad/Graphics operates, including the impact of such conditions on future volume and pricing; the impact of fluctuations in interest rates, commodity prices and foreign exchange rates; the effects of changes in political conditions and developments in the countries where Quad/Graphics operates; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics’ filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the Company’s forward-looking statements to make decisions with respect to Quad/Graphics.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release.  Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts and circulars, direct mail products, books and directories. Headquartered in Sussex, Wis. (just west of Milwaukee), the company has approximately 28,000 employees working from locations throughout the United States, Canada,

Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today’s multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contacts:

Barb Bolens, Quad/Graphics, 414-566-4959

Tony Ross, Quad/Graphics, 514-877-5317

IR@qg.com

Media Contact:

Claire Ho, Quad/Graphics

414-566-2955

Claire.Ho@qg.com

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,
	2010	2009

Net sales	$394.3	$388.8

Cost of sales	289.2	281.7
Selling, general and administrative expenses	49.3	47.4
Depreciation and amortization	48.2	49.0
Restructuring, impairment and transaction-related charges	31.3	2.5
Total operating expenses	418.0	380.6

Operating (loss) income	(23.7)	8.2

Interest expense	15.0	16.1

Loss before income taxes and equity in earnings of unconsolidated entities	(38.7)	(7.9)

Income tax (benefit) expense	(1.5)	0.2

Loss before equity in earnings of unconsolidated entities	(37.2)	(8.1)

Equity in earnings of unconsolidated entities	1.6	0.9

Net loss	$(35.6)	$(7.2)

Net earnings attributable to noncontrolling interests	(0.1)	—

Net loss attributable to Quad/Graphics common shareholders	$(35.7)	$(7.2)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(1.27)	$(0.25)

Weighted average number of common shares outstanding:
Basic and Diluted	28.1	28.4

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2010 and 2009

(in millions, except per share data)

(UNAUDITED)

	Six Months Ended June 30,
	2010	2009

Net sales	$797.9	$804.3

Cost of sales	585.6	584.0
Selling, general and administrative expenses	96.9	94.0
Depreciation and amortization	97.5	98.1
Restructuring, impairment and transaction-related charges	37.6	8.7
Total operating expenses	817.6	784.8

Operating (loss) income	(19.7)	19.5

Interest expense	30.3	32.5

Loss before income taxes and equity in earnings of unconsolidated entities	(50.0)	(13.0)

Income tax (benefit) expense	(1.6)	0.8

Loss before equity in earnings of unconsolidated entities	(48.4)	(13.8)

Equity in earnings of unconsolidated entities	4.3	2.1

Net loss	$(44.1)	$(11.7)

Net earnings attributable to noncontrolling interests	(0.1)	—

Net loss attributable to Quad/Graphics common shareholders	$(44.2)	$(11.7)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(1.57)	$(0.41)

Weighted average number of common shares outstanding:
Basic and Diluted	28.1	28.4

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2010 and December 31, 2009

(in millions)

(UNAUDITED)

	June 30,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$8.8	$8.9
Receivables, less allowances for doubtful accounts	197.0	227.2
Inventories	106.7	87.3
Prepaid expenses and other current assets	6.2	7.4
Deferred income taxes	4.0	5.3

Total current assets	322.7	336.1

Property, plant and equipment—net	1,568.8	1,677.3
Goodwill	39.6	39.6
Other intangible assets—net	8.9	10.0
Equity method investments in unconsolidated entities	52.4	40.7
Other long-term assets	20.4	5.5

Total assets	$2,012.8	$2,109.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$104.0	$105.0
Tax distributions payable	4.8	6.9
Accrued liabilities	137.9	144.8
Short-term and current portion of long-term debt	147.8	100.1
Current portion of capital lease obligations	3.9	7.6

Total current liabilities	398.4	364.4

Long-term debt	709.4	749.7
Capital lease obligations	15.7	15.8
Deferred income taxes	12.5	16.0
Other long-term liabilities	36.5	39.9

Total liabilities	1,172.5	1,185.8

Redeemable equity	50.9	141.5

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	0.9	0.8
Additional paid-in capital	77.4	77.8
Treasury stock	(304.1)	(304.5)
Retained earnings	1,039.1	1,011.2
Accumulated other comprehensive loss	(24.3)	(3.7)

Quad/Graphics common stock and other equity	789.0	781.6

Noncontrolling interests	0.4	0.3

Total common stock and other equity and noncontrolling interests	789.4	781.9

Total liabilities and shareholders’ equity	$2,012.8	$2,109.2

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
Operating Activities
Net loss	$(44.1)	$(11.7)
Adjustments to reconcile net loss to net cash provided by operating activities	118.9	100.6
Changes in operating assets and liabilities—net of acquisitions	(0.5)	(20.2)
Net Cash Provided by Operating Activities	74.3	68.7

Net Cash Used in Investing Activities	(52.0)	(57.6)

Net Cash Used in Financing Activities	(21.5)	(25.2)

Effect of exchange rates on cash and cash equivalents	(0.9)	—

Net Decrease in Cash and Cash Equivalents	$(0.1)	$(14.1)

Cash and Cash Equivalents at Beginning of Period	8.9	18.8

Cash and Cash Equivalents at End of period	$8.8	$4.7

QUAD/GRAPHICS, INC.

SEGMENT FINANCIAL INFORMATION

For the Three Months Ended June 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended June 30, 2010
U.S. Print and Related Services	$336.0	$11.7	$0.8
International	58.3	(28.9)	25.6
Total operating segments	394.3	(17.2)	26.4
Corporate	—	(6.5)	4.9
Total	$394.3	$(23.7)	$31.3

Three months ended June 30, 2009
U.S. Print and Related Services	$334.2	$13.8	$2.4
International	54.6	(4.0)	0.1
Total operating segments	388.8	9.8	2.5
Corporate	—	(1.6)	—
Total	$388.8	$8.2	$2.5

Six months ended June 30, 2010
U.S. Print and Related Services	$684.3	$29.5	$0.9
International	113.6	(33.7)	25.6
Total operating segments	797.9	(4.2)	26.5
Corporate	—	(15.5)	11.1
Total	$797.9	$(19.7)	$37.6

Six months ended June 30, 2009
U.S. Print and Related Services	$691.6	$27.8	$8.6
International	112.7	(4.3)	0.1
Total operating segments	804.3	23.5	8.7
Corporate	—	(4.0)	—
Total	$804.3	$19.5	$8.7

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months Ended June 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Three Months Ended June 30,
	2010	2009

Net Loss Attributable to Quad/Graphics Common Shareholders	$(35.7)	$(7.2)

Interest Expense	15.0	16.1
Income Tax (Benefit) Expense	(1.5)	0.2
Depreciation and Amortization	48.2	49.0

EBITDA (Non-GAAP)	$26.0	$58.1
EBITDA Margin (Non-GAAP)	6.6%	14.9%

Restructuring, Impairment and Transaction-Related Charges (1)	31.3	2.5

Adjusted EBITDA (Non-GAAP)	$57.3	$60.6
Adjusted EBITDA Margin (Non-GAAP)	14.5%	15.6%

(1)          Operating results for the three months ended June 30, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2010	2009

Employee Termination Costs (a)	$1.2	$2.5
Impairment Charges (b)	24.4	—
Transaction-Related Charges (c)	2.7	—
Integration Costs (c)	2.2	—
Lease Termination Costs	0.8	—

Restructuring, Impairment and Transaction-Related Charges	$31.3	$2.5

(a)          Employee termination costs resulted from the restructuring of certain operations, including 707 employees in the International segment during the three months ended June 30, 2010, and 166 employees in the U.S. Print and Related Services segment and 72 employees in the International segment during the three months ended June 30, 2009.

(b)         Impairment charges resulted from a plant closure in Poland due to the restructuring of certain operations.

(c)          Transaction-related charges and integration costs resulted from the acquisition of World Color Press.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Six Months Ended June 30, 2010 and 2009

(in millions)

(UNAUDITED)

	Six Months Ended June 30,
	2010	2009

Net Loss Attributable to Quad/Graphics Common Shareholders	$(44.2)	$(11.7)

Interest Expense	30.3	32.5
Income Tax (Benefit) Expense	(1.6)	0.8
Depreciation and Amortization	97.5	98.1

EBITDA (Non-GAAP)	$82.0	$119.7
EBITDA Margin (Non-GAAP)	10.3%	14.9%

Restructuring, Impairment and Transaction-Related Charges (1)	37.6	8.7

Adjusted EBITDA (Non-GAAP)	$119.6	$128.4
Adjusted EBITDA Margin (Non-GAAP)	15.0%	16.0%

(1)          Operating results for the six months ended June 30, 2010 and 2009 were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2010	2009

Employee Termination Costs (a)	$1.2	$8.7
Impairment Charges (b)	24.4	—
Transaction-Related Charges (c)	8.9	—
Integration Costs (c)	2.2	—
Lease Termination Costs	0.9	—

Restructuring, Impairment and Transaction-Related Charges	$37.6	$8.7

(a)          Employee termination costs resulted from the restructuring of certain operations, including 707 employees in the International segment during the six months ended June 30, 2010, and 716 employees in the U.S. Print and Related Services segment and 72 employees in the International segment during the six months ended June 30, 2009.

(b)         Impairment charges resulted from a plant closure in Poland due to the restructuring of certain operations.

(c)          Transaction-related charges and integration costs resulted from the acquisition of World Color Press.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For Each Fiscal Quarter in 2009 and the Quarters Ended March 31, 2010 and June 30, 2010

(in millions)

(UNAUDITED)

	2009							2010
	First Quarter	Second Quarter	First Half	Third Quarter	Fourth Quarter	Second Half	Full Year	First Quarter	Second Quarter	First Half

Net sales	$1,172.5	$1,095.8	$2,268.3	$1,243.6	$1,360.6	$2,604.2	$4,872.5	$1,095.6	$1,075.3	$2,170.9

Cost of sales	951.2	868.7	1,819.9	939.2	1,001.1	1,940.3	3,760.2	840.5	817.2	1,657.7
Selling, general and administrative expenses	118.7	111.4	230.1	109.5	125.6	235.1	465.2	117.6	111.3	228.9
Depreciation and amortization	92.5	92.4	184.9	89.6	98.7	188.3	373.2	97.6	94.6	192.2
Restructuring, impairment and transaction-related charges	21.1	6.5	27.6	16.2	25.4	41.6	69.2	36.3	47.6	83.9
Total operating expenses	1,183.5	1,079.0	2,262.5	1,154.5	1,250.8	2,405.3	4,667.8	1,092.0	1,070.7	2,162.7

Operating income (loss)	(11.0)	16.8	5.8	89.1	109.8	198.9	204.7	3.6	4.6	8.2

Interest and financial expense	45.2	10.7	55.9	22.2	31.5	53.7	109.6	33.3	36.4	69.7

Earnings (loss) before income taxes and equity in earnings of unconsolidated entities	(56.2)	6.1	(50.1)	66.9	78.3	145.2	95.1	(29.7)	(31.8)	(61.5)

Income tax expense (benefit)	1.9	(2.0)	(0.1)	26.5	26.2	52.7	52.6	(9.2)	(25.0)	(34.2)

Earnings (loss) before equity in earnings of unconsolidated entities	(58.1)	8.1	(50.0)	40.4	52.1	92.5	42.5	(20.5)	(6.8)	(27.3)

Equity in earnings of unconsolidated entities	1.1	0.9	2.0	2.6	1.7	4.3	6.3	2.7	1.6	4.3

Net earnings (loss)	$(57.0)	$9.0	$(48.0)	$43.0	$53.8	$96.8	$48.8	$(17.8)	$(5.2)	$(23.0)

Net earnings attributable to noncontrolling interests	—	—	—	(0.2)	(0.1)	(0.3)	(0.3)	—	(0.1)	(0.1)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(57.0)	$9.0	$(48.0)	$42.8	$53.7	$96.5	$48.5	$(17.8)	$(5.3)	$(23.1)

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and World Color Press for the respective periods, giving effect to the acquisition of World Color Press as of January 1, 2009.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as further detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.

PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For Each Fiscal Quarter in 2009 and the Quarters Ended March 31, 2010 and June 30, 2010

(in millions)

(UNAUDITED)

	2009							2010
	First Quarter	Second Quarter	First Half	Third Quarter	Fourth Quarter	Second Half	Full Year	First Quarter	Second Quarter	First Half

Net Earnings (Loss) Attributable to Quad/Graphics Common Shareholders	$(57.0)	$9.0	$(48.0)	$42.8	$53.7	$96.5	$48.5	$(17.8)	$(5.3)	$(23.1)

Interest and Financial Expense	45.2	10.7	55.9	22.2	31.5	53.7	109.6	33.3	36.4	69.7
Income Tax Expense (Benefit)	1.9	(2.0)	(0.1)	26.5	26.2	52.7	52.6	(9.2)	(25.0)	(34.2)
Depreciation and Amortization	92.5	92.4	184.9	89.6	98.7	188.3	373.2	97.6	94.6	192.2

EBITDA (Non-GAAP)	$82.6	$110.1	$192.7	$181.1	$210.1	$391.2	$583.9	$103.9	$100.7	$204.6
EBITDA Margin (Non-GAAP)	7.0%	10.0%	8.5%	14.6%	15.4%	15.0%	12.0%	9.5%	9.4%	9.4%

Restructuring, Impairment and Transaction-Related Charges	21.1	6.5	27.6	16.2	25.4	41.6	69.2	36.3	47.6	83.9

Adjusted EBITDA (Non-GAAP)	$103.7	$116.6	$220.3	$197.3	$235.5	$432.8	$653.1	$140.2	$148.3	$288.5
Adjusted EBITDA Margin (Non-GAAP)	8.8%	10.6%	9.7%	15.9%	17.3%	16.6%	13.4%	12.8%	13.8%	13.3%

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and World Color Press for the respective periods, giving effect to the acquisition of World Color Press as of January 1, 2009.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as further detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.